UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BXG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2020, the Board of Directors (the “Board”) of Bluegreen Vacations Corporation (the “Company”) approved an increase in the size of the Board to thirteen directors and appointed Darwin Dornbush, Joel Levy and William R. Nicholson to the Board to fill the vacancies created by such increase. Each of Messrs. Dornbush, Levy and Nicholson is also a director of Bluegreen Vacations Holding Corporation (“BVH”), which owns approximately 93% of the Company’s outstanding common stock.

Mr. Dornbush has served as a director of BVH since 2009. He is an attorney in private practice. Mr. Dornbush served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana, Inc. (“Benihana”) from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. In connection with his appointment to the Company’s Board, Mr. Dornbush was also appointed to the Company’s Audit Committee and Compensation Committee.

Mr. Levy has served as a director of BVH since 2009. He is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. and is a Certified Public Accountant. In connection with his appointment to the Company’s Board, Mr. Levy was also appointed to the Company’s Audit Committee as its Chairman.

Mr. Nicholson has served as a director of BVH since 2009. Since 2010, Mr. Nicholson has served as a principal of Heritage Capital Group, an investment banking firm, and is currently its Chief Compliance Officer. He also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. In connection with his appointment to the Company’s Board, Mr. Nicholson was also appointed to the Company’s Audit Committee and Compensation Committee.

In consideration for their service on the Company’s Board and its committees, Messrs. Dornbush, Levy and Nicholson will receive the Company’s standard compensation for non-employee directors.

All of the Company’s directors, including Messrs. Dornbush, Levy and Nicholson, will be up for election at the Company’s 2020 Annual Meeting of Shareholders scheduled to be held on November 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2020	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer